SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED DECEMBER 26, 2002
(To Prospectus dated November 22, 2002)


                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                    CHL Mortgage Pass-Through Trust 2002-J5
                                _______________

______________________

The Class 2-A-1
Certificates
represent                 The Class 2-A-1 Certificates
obligations of the
trust only and do         o  This supplement relates to the offering of the
not represent an             Class 2-A-1 Certificates of the series referenced
interest in or               above. This supplement does not contain complete
obligation of CWMBS,         information about the offering of the Class 2-A-1
Inc., Countrywide            certificates. Additional information is contained
Home Loans, Inc.,            in the prospectus supplement dated December 26,
Countrywide Home             2002, prepared in connection with the offering of
Loans Servicing LP           the offered Certificates of the series referenced
or any of their              above and in the prospectus of the depositor dated
affiliates.                  November 22, 2002. You are urged to read this
                             supplement, the prospectus supplement and the
This supplement may          prospectus in full.
be used to offer and
sell the offered          o  As of February 25, 2004, the Class Certificate
certificates only if         Balance of the Class 2-A-1 certificates was
accompanied by the           approximately $107,533,660.
prospectus
supplement and the
prospectus.
______________________


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class 2-A-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

March 5, 2004

                               THE MORTGAGE POOL

     As of February 1, 2004 (the "Reference Date"), loan group 1 included approximately 244 Mortgage Loans having an aggregate Stated Principal Balance of approximately $110,338,039, loan group 2 included approximately 291 Mortgage Loans having an aggregate Stated Principal Balance of approximately $113,068,309 and loan group 3 included approximately 62 Mortgage Loans having an aggregate Stated Principal Balance of approximately $25,532,693.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                     As of February 1, 2004
                                                            ---------------------------------------
                                                                Loan         Loan         Loan
                                                              Group 1      Group 2       Group 3
Total Number of Mortgage Loans............................         244          291           62
Delinquent Mortgage Loans and Pending Foreclosures at
Period End (1)
        30-59 days........................................        0.00%       0.00%        0.00%
        60-89 days........................................        0.00%       0.00%        0.00%
        90+ days or more (excluding pending foreclosures).        0.00%       0.00%        0.00%
                                                                  -----       -----        -----
       Total Delinquencies................................        0.00%       0.00%        0.00%
                                                                  =====       =====        =====
Foreclosures Pending......................................        0.00%       0.00%        0.00%
                                                                  -----       -----        -----
Total Delinquencies and foreclosures pending..............        0.00%       0.00%        0.00%
                                                                  =====       =====        =====
--------------
(1)  As a percentage of the total number of Mortgage Loans as of the Reference
Date.

     Certain additional information as to the Mortgage Loans in loan group 1, loan group 2 and loan group 3 as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

     A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, serviced or master serviced by Countrywide Home Loans and securitized by the depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of the servicing portfolio which increased from approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, to approximately $33.455 billion at December 31, 2002, and to approximately $48.748 billion at December 31, 2003. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans (totals may not add up due to rounding):


                                          At February 28(29),                        At December 31,
                                    ----------------------------------  ---------------------------------------------------
                                          2000               2001             2001             2002              2003
                                    -----------------  ---------------  ---------------  ----------------  ----------------

Delinquent Mortgage Loans and
  Pending Foreclosures at
  Period End:
    30-59 days..................          1.36%             1.61%             1.89%           2.11%              2.77%
    60-89 days..................          0.22              0.28              0.39            0.53               1.18
    90 days or more (excluding
       pending foreclosures)....          0.16              0.14              0.23            0.35               1.45
                                    -----------------  ---------------  ---------------  ----------------  ----------------
        Total of  delinquencies           1.75%             2.03%             2.51%           2.99%              5.41%
                                    =================  ===============  ===============  ================   ===============
Foreclosures pending............          0.16%             0.27%             0.31%           0.31%              1.39%
                                    =================  ===============  ===============  ================   ===============
Total delinquencies and
   foreclosures pending.........          1.91%             2.30%             2.82%           3.31%              6.80%
                                    =================  ===============  ===============  ================   ===============
Net Gains/(Losses) on
   liquidated loans(1)..........      $(3,076,240)      $(2,988,604)      $(5,677,141)    $(10,788,657)      $(16,159,208)
Percentage of Net
   Gains/(Losses) on
   liquidated loans(1)(2).......         (0.017)%         (0.014)%          (0.022)%         (0.032)%           (0.033)%
Percentage of Net Gains/(Losses)
   on liquidated loans (based
   on average outstanding
   principal balance)(1)........         (0.017)%         (0.015)%          (0.023)%         (0.033)%           (0.034)%
----------

     (1) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties that are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).

     (2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

                  DESCRIPTION OF THE CLASS 2-A-1 CERTIFICATES

     The Class 2-A-1 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Priority of Distributions Among Certificates", " - Interest" and " - Principal."

     As of February 25, 2004 (the "Certificate Date"), the Class Certificate Balance of the Class 2-A-1 Certificates was approximately $107,533,660, evidencing a beneficial ownership interest of approximately 43.20% in the Trust Fund. As of the Certificate Date, the group 1 senior certificates had an aggregate principal balance of approximately $105,640,183 and evidenced in the aggregate a beneficial ownership interest of approximately 42.44% in the Trust Fund. As of the Certificate Date, the group 2 senior certificates had an aggregate principal balance of approximately $107,616,284 and evidenced in the aggregate a beneficial ownership interest of approximately 43.23% in the Trust Fund. As of the Certificate Date, the group 3 senior certificates had an aggregate principal balance of approximately $24,892,134 and evidenced in the aggregate a beneficial ownership interest of approximately 10.00% in the Trust Fund. As of the Certificate Date, the subordinated certificates had an aggregate principal balance of approximately $10,790,442 and evidenced in the aggregate a beneficial ownership interest of approximately 4.33% in the Trust Fund. For additional information with respect to the Class 2-A-1 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The February 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

     Unless otherwise specified, the information in the table appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (the "Revised Structuring Assumptions"):

     o the mortgage loans prepay at the specified constant percentages of the Prepayment Assumption,

     o no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced,

     o scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed before giving effect to prepayments received on the last day of the prior month,

     o prepayments are allocated as described in the prospectus supplement without giving effect to loss and delinquency tests,

     o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month of the closing date,

     o the scheduled monthly payment for each mortgage loan other than the balloon loans has been calculated such that each mortgage loan will amortize in amounts sufficient to repay the current balance of the mortgage loan by its respective remaining term to maturity,

     o the Net Mortgage Rate is equal to the Mortgage Rate minus the sum of the master servicing fee and the trustee fee,

     o the Class Certificate Balance of the Class 2-A-1 Certificates is as set forth on the cover page of this Supplement or as described under "Description of the Certificates,"

     o interest accrues on the Class 2-A-1 Certificates at the applicable interest rate as described in the prospectus supplement,

     o distributions in respect of the Class 2-A-1 Certificates are received in cash on the 25th day of each month commencing in the calendar month following the closing date,

     o the closing date of the sale of the Class 2-A-1 Certificates is March 5, 2004,

     o the seller is not required to repurchase or substitute for any mortgage loan,

     o the master servicer does not exercise the option to repurchase the mortgage loans described under "-- Optional Purchase of Defaulted Loans" and "-- Optional Termination" in the prospectus supplement, and

     o    no class of certificates becomes a Restricted Class.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement is the Standard Prepayment Assumption (the "Prepayment Assumption"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. 100% of the Prepayment Assumption assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Assumption assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 300% of the Prepayment Assumption assumes prepayment rates will be 0.6% per annum in month one, 1.2% per annum in month two, and increasing by 0.6% in each succeeding month until reaching a rate of 18% per annum in month 30 and remaining constant at 18% per annum thereafter. 0% of the Prepayment Assumption assumes no prepayments. There is no assurance that prepayments will occur at any of the Prepayment Assumption rate or at any other constant rate.

     While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans used in preparing the tables.


                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class 2-A-1 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.

            Percent of Class Certificate Balance Outstanding

                                            Percentage of the
                                          Prepayment Assumption
                                        --------------------------
         Distribution Date              0%   100%  300%  400% 500%
         -----------------              ---  ----- ----- ---------
         Initial....................    100  100   100   100  100
         March 2005.................    95    90    81   76    72
         March 2006.................    89    80    62   54    46
         March 2007.................    83    70    47   37    29
         March 2008.................    77    60    35   25    18
         March 2009.................    71    52    26   17    11
         March 2010.................    64    44    19   11    6
         March 2011.................    56    36    13    7    4
         March 2012.................    49    29    9     5    2
         March 2013.................    40    23    6     3    1
         March 2014.................    32    17    4     2    1
         March 2015.................    24    12    3     1    *
         March 2016.................    15    7     1     *    *
         March 2017.................     6    3     *     *    *
         March 2018.................     0    0     0     *    0
         March 2019.................     0    0     0     *    0
         March 2020.................     0    0     0     *    0
         March 2021.................     0    0     0     *    0
         March 2022.................     0    0     0     *    0
         March 2023.................     0    0     0     *    0
         March 2024.................     0    0     0     *    0
         March 2025.................     0    0     0     *    0
         March 2026.................     0    0     0     *    0
         March 2027.................     0    0     0     *    0
         March 2028.................     0    0     0     *    0
         March 2029.................     0    0     0     *    0
         March 2030.................     0    0     0     *    0
         March 2031                      0    0     0     *    0
         March 2032.................     0    0     0     0    0
         Weighted Average Life (in
         years)** ..................    7.59 5.81  3.64  2.97 2.47

      --------------------------
      (*) Less than 0.5% of the initial aggregate principal balance. (**) Determined as specified under "Weighted Average Lives of the
       Offered Certificates" in the Prospectus Supplement.

                              CREDIT ENHANCEMENT

     As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $2,662,235, $100,000 and $2,688,639, respectively.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     In General

          Prospective investors should consider carefully, and consult their tax advisers with respect to, the income tax consequences of an investment in the Class 2-A-1 Certificates discussed under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and under the section titled "Certain U.S. Federal Income Tax Documentation Requirements" herein.

      Certain U.S. Federal Income Tax Documentation Requirements

          A Beneficial Owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     o Exemption for non-U.S. Persons (W-8BEN). In general, Beneficial Owners of notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if notes are held through a non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Note for the account of another) or non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

     o Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     o Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). In general, Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). More complex rules apply where notes are held through a Non-U.S. Intermediary or Non-U.S. Flow Through Entity.

     o Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and
          Certification).

     o U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

   Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change of circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the form.

        The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) certain eligible trusts that elect to be taxed as U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class 2-A-1 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class 2-A-1 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan if the conditions for application of the Exemption described in the Prospectus are met.

                                    RATINGS

     The Class 2-A-1 Certificates are currently rated "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and "Aaa" by Moody's Investors Service, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class 2-A-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

Summary of Mortgage Loans in Group 1
(As of Reference Date)


Total Number of Loans                                        244
Aggregate Principal Balance                             $110,338,039
Average Principal Balance                                 $452,205               $38,718 to $1,331,117
Weighted Average Mortgage Rate                             6.343%                 5.375% to 7.250%
Net Weighted Average Mortgage Rate                         6.084%                 5.116% to 6.991%
Weighted Average Original Term (months)                      360                     346 to 360
Weighted Average Remaining Term (months)                     342                      20 to 346
Weighted Average Combined Loan-to-Value Ratio              67.92%                 24.50% to 90.00%

                                                     MORTGAGE RATES

                                                Number of                   Aggregate          Percent of
                                                 Mortgage               Principal Balance    Mortgage Loans
Mortgage Rates(%)                                 Loans                    Outstanding      in Loan Group 1
---------------------------------------------------------------------------------------------------------------
5.375                                               1                       $922,569              0.84        %
5.500                                               1                       $479,725              0.43
5.750                                               4                      $1,709,683             1.55
5.875                                               15                     $6,855,860             6.21
6.000                                               23                     $10,424,307            9.45
6.125                                               28                     $12,429,509           11.26
6.250                                               43                     $19,717,330           17.87
6.375                                               38                     $18,095,249           16.40
6.500                                               31                     $14,414,094           13.06
6.625                                               20                     $8,965,801             8.13
6.750                                               22                     $9,024,148             8.18
6.875                                               10                     $3,924,031             3.56
7.000                                               5                      $1,917,043             1.74
7.125                                               2                       $985,417              0.89
7.250                                               1                       $473,274              0.43
---------------------------------------------------------------------------------------------------------------
Total                                              244                    $110,338,039          100.00        %
===============================================================================================================


                                        CURRENT MORTGAGE LOAN PRINCIPAL BALANCES

Range of Current                                Number of                   Aggregate          Percent of
Mortgage Loan                                    Mortgage               Principal Balance    Mortgage Loans
Principal Balances                                Loans                    Outstanding      in Loan Group 1
---------------------------------------------------------------------------------------------------------------
$0.01 - $50,000.00                                  1                        $38,718              0.04        %
$100,000.01 - $150,000.00                           1                       $126,321              0.11
$250,000.01 - $300,000.00                           1                       $278,447              0.25
$300,000.01 - $350,000.00                           41                     $13,786,447           12.49
$350,000.01 - $400,000.00                           69                     $25,816,463           23.40
$400,000.01 - $450,000.00                           38                     $15,974,523           14.48
$450,000.01 - $500,000.00                           38                     $18,063,811           16.37
$500,000.01 - $550,000.00                           12                     $6,228,604             5.65
$550,000.01 - $600,000.00                           9                      $5,226,798             4.74
$600,000.01 - $650,000.00                           17                     $10,756,627            9.75
$650,000.01 - $700,000.00                           3                      $1,993,910             1.81
$700,000.01 - $750,000.00                           3                      $2,164,726             1.96
$750,000.01 - $1,000,000.00                         10                     $8,551,526             7.75
$1,000,000.01 - $1,500,000.00                       1                      $1,331,117             1.21
---------------------------------------------------------------------------------------------------------------
Total                                              244                    $110,338,039           100.00       %
===============================================================================================================

                                        DOCUMENTATION PROGRAM FOR MORTGAGE LOANS

                                              Number of                    Aggregate           Percent of
                                              Mortgage                 Principal Balance     Mortgage Loans
Type of Program                                 Loans                     Outstanding       in Loan Group 1
---------------------------------------------------------------------------------------------------------------
Full/Alternative                                 199                      $91,575,477            83.00        %
Reduced                                          44                       $18,636,242            16.89
No Ratio                                          1                        $126,321               0.11
---------------------------------------------------------------------------------------------------------------
Total                                            244                     $110,338,039           100.00        %
===============================================================================================================


                                             ORIGINAL LOAN-TO-VALUE RATIOS

                                              Number of                    Aggregate           Percent of
Range of Original                             Mortgage                 Principal Balance     Mortgage Loans
Loan-to-Value Ratios (%)                        Loans                     Outstanding       in Loan Group 1
---------------------------------------------------------------------------------------------------------------
0.01 to 50.00                                    29                       $14,381,560            13.03        %
50.01 to 55.00                                   12                       $5,036,760              4.56
55.01 to 60.00                                   20                       $9,010,153              8.17
60.01 to 65.00                                   15                       $7,938,697              7.19
65.01 to 70.00                                   34                       $14,829,153            13.44
70.01 to 75.00                                   31                       $15,664,917            14.20
75.01 to 80.00                                   96                       $40,626,402            36.82
80.01 to 85.00                                    3                       $1,366,404              1.24
85.01 to 90.00                                    4                       $1,483,993              1.34
---------------------------------------------------------------------------------------------------------------
Total                                            244                     $110,338,039            100.00       %
===============================================================================================================


                                       STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                              Number of                    Aggregate           Percent of
                                              Mortgage                 Principal Balance     Mortgage Loans
State                                           Loans                     Outstanding       in Loan Group 1
---------------------------------------------------------------------------------------------------------------
Arizona                                           9                       $4,302,307              3.90        %
California                                       116                      $51,612,213            46.78
Colorado                                          9                       $4,104,186              3.72
Florida                                           7                       $3,269,935              2.96
Georgia                                           7                       $2,803,459              2.54
Illinois                                          4                       $2,664,275              2.41
Massachusetts                                     7                       $2,654,645              2.41
Michigan                                          5                       $2,979,064              2.70
New York                                         15                       $6,490,813              5.88
Ohio                                              5                       $3,013,271              2.73
Oregon                                            5                       $2,382,435              2.16
Texas                                            10                       $4,139,845              3.75
Washington                                        7                       $3,100,744              2.81
Other (less than 2%)                             38                       $16,820,845            15.26
---------------------------------------------------------------------------------------------------------------
Total                                            244                     $110,338,039            100.00       %
===============================================================================================================

                                               PURPOSE OF MORTGAGE LOANS

                                                  Number of                 Aggregate          Percent of
                                                   Mortgage             Principal Balance    Mortgage Loans
Finance Type                                        Loans                  Outstanding      in Loan Group 1
---------------------------------------------------------------------------------------------------------------
Refinance (rate/term)                                184                   $83,894,825           76.03        %
Refinance (cash-out)                                  60                   $26,443,215           23.97
---------------------------------------------------------------------------------------------------------------
Total                                                244                  $110,338,039           100.00       %
===============================================================================================================


                                             TYPES OF MORTGAGED PROPERTIES

                                                  Number of                 Aggregate          Percent of
                                                   Mortgage             Principal Balance    Mortgage Loans
Property Type                                       Loans                  Outstanding      in Loan Group 1
---------------------------------------------------------------------------------------------------------------
Single Family Detached Dwelling                      186                   $84,136,608           76.25        %
Planned Unit Development                              52                   $23,616,124           21.40
Low-Rise Condominium                                  5                    $2,112,034             1.91
High-Rise Condominium                                 1                     $473,274              0.43
---------------------------------------------------------------------------------------------------------------
Total                                                244                  $110,338,039           100.00       %
===============================================================================================================


                                               OCCUPANCY TYPES

                                                  Number of                 Aggregate          Percent of
                                                   Mortgage             Principal Balance    Mortgage Loans
Occupancy Types                                     Loans                  Outstanding      in Loan Group 1
---------------------------------------------------------------------------------------------------------------
Primary Residence                                    240                  $108,546,235           98.38        %
Investor Property                                     3                    $1,287,638             1.17
Secondary Residence                                   1                     $504,167              0.46
---------------------------------------------------------------------------------------------------------------
Total                                                244                  $110,338,039           100.00       %
===============================================================================================================

                                         REMAINING TERMS TO MATURITY

                                               Number of                   Aggregate           Percent of
Remaining Terms to                              Mortgage               Principal Balance     Mortgage Loans
Maturity (Months)                                Loans                    Outstanding       in Loan Group 1
---------------------------------------------------------------------------------------------------------------
346                                                33                     $14,465,264            13.11        %
345                                                92                     $42,292,600            38.33
344                                                55                     $24,249,271            21.98
343                                                13                     $6,462,840              5.86
342                                                8                      $3,451,064              3.13
341                                                4                      $1,661,145              1.51
339                                                6                      $2,216,390              2.01
338                                                2                       $961,007               0.87
337                                                5                      $2,359,958              2.14
336                                                3                      $1,682,831              1.53
335                                                5                      $2,092,376              1.90
334                                                2                       $951,226               0.86
333                                                2                       $718,599               0.65
332                                                2                       $830,474               0.75
331                                                1                       $410,680               0.37
330                                                3                      $1,475,635              1.34
329                                                1                      $1,331,117              1.21
328                                                1                       $355,232               0.32
320                                                1                       $378,174               0.34
313                                                1                       $943,075               0.85
310                                                1                       $383,175               0.35
299                                                1                       $348,740               0.32
129                                                1                       $278,447               0.25
20                                                 1                        $38,718               0.04
---------------------------------------------------------------------------------------------------------------
Total                                             244                    $110,338,039            100.00       %
===============================================================================================================

Summary of Mortgage Loans in Group 2
(As of Reference Date)


Total Number of Loans                                        291
Aggregate Principal Balance                             $113,068,309
Average Principal Balance                                 $388,551              $51,551 to $943,432
Weighted Average Mortgage Rate                             5.874%                5.250% to 7.500%
Net Weighted Average Mortgage Rate                         5.615%                4.991% to 7.241%
Weighted Average Original Term (months)                      178                    120 to 180
Weighted Average Remaining Term (months)                     160                     78 to 166
Weighted Average Combined Loan-to-Value Ratio              58.24%                18.02% to 91.63%

                                             MORTGAGE RATES

                                                Number of                   Aggregate          Percent of
                                                Mortgage                Principal Balance    Mortgage Pool
Mortgage Rates(%)                                 Loans                    Outstanding      in Loan Group 2
---------------------------------------------------------------------------------------------------------------
5.250                                               2                       $858,102              0.76        %
5.375                                               4                      $1,162,304             1.03
5.500                                              16                      $6,197,512             5.48
5.625                                              35                      $12,999,435           11.50
5.750                                              58                      $24,172,495           21.38
5.875                                              74                      $30,913,541           27.34
5.950                                               2                       $675,987              0.60
6.000                                              40                      $15,819,912           13.99
6.125                                              28                      $10,863,610            9.61
6.250                                              15                      $4,673,493             4.13
6.375                                               7                      $2,810,865             2.49
6.500                                               4                      $1,063,831             0.94
6.625                                               1                        $96,699              0.09
6.750                                               2                       $256,713              0.23
6.875                                               1                        $58,622              0.05
7.125                                               1                       $237,710              0.21
7.500                                               1                       $207,478              0.18
---------------------------------------------------------------------------------------------------------------
Total                                              291                    $113,068,309          100.00        %
===============================================================================================================


                                          CURRENT MORTGAGE LOAN PRINCIPAL BALANCES

Range of Current                                Number of                   Aggregate          Percent of
Mortgage Loan                                   Mortgage                Principal Balance    Mortgage Pool
Principal Balances                                Loans                    Outstanding      in Loan Group 2
---------------------------------------------------------------------------------------------------------------
$50,000.01 - $100,000.00                           10                       $685,461              0.61        %
$100,000.01 - $150,000.00                          13                      $1,620,734             1.43
$150,000.01 - $200,000.00                          15                      $2,681,067             2.37
$200,000.01 - $250,000.00                           4                       $880,584              0.78
$250,000.01 - $300,000.00                          13                      $3,651,706             3.23
$300,000.01 - $350,000.00                          54                      $17,724,225           15.68
$350,000.01 - $400,000.00                          58                      $21,731,895           19.22
$400,000.01 - $450,000.00                          45                      $19,093,000           16.89
$450,000.01 - $500,000.00                          28                      $13,328,505           11.79
$500,000.01 - $550,000.00                          19                      $9,885,501             8.74
$550,000.01 - $600,000.00                          12                      $6,884,108             6.09
$600,000.01 - $650,000.00                           7                      $4,321,991             3.82
$650,000.01 - $700,000.00                           1                       $660,403              0.58
$700,000.01 - $750,000.00                           4                      $2,917,448             2.58
$750,000.01 - $1,000,000.00                         8                      $7,001,682             6.19
---------------------------------------------------------------------------------------------------------------
Total                                              291                    $113,068,309          100.00       %
===============================================================================================================


                                         DOCUMENTATION PROGRAM FOR MORTGAGE LOANS

                                              Number of                    Aggregate           Percent of
                                              Mortgage                 Principal Balance     Mortgage Pool
Type of Program                                 Loans                     Outstanding       in Loan Group 2
---------------------------------------------------------------------------------------------------------------
Full/Alternative                                 212                      $91,530,751            80.95        %
Reduced                                          74                       $19,716,607            17.44
Streamlined                                       4                       $1,769,401              1.56
No Ratio                                          1                         $51,551               0.05
---------------------------------------------------------------------------------------------------------------
Total                                            291                     $113,068,309            100.00       %
===============================================================================================================


                                              ORIGINAL LOAN-TO-VALUE RATIOS

                                              Number of                    Aggregate           Percent of
Range of Original                             Mortgage                 Principal Balance     Mortgage Pool
Loan-to-Value Ratios (%)                        Loans                     Outstanding       in Loan Group 2
---------------------------------------------------------------------------------------------------------------
0.01 to 50.00                                    96                       $36,936,472            32.67        %
50.01 to 55.00                                   28                       $11,932,171            10.55
55.01 to 60.00                                   23                       $8,211,882              7.26
60.01 to 65.00                                   26                       $10,963,374             9.70
65.01 to 70.00                                   32                       $12,718,730            11.25
70.01 to 75.00                                   33                       $13,952,502            12.34
75.01 to 80.00                                   50                       $17,253,931            15.26
80.01 to 85.00                                    2                        $689,982               0.61
90.01 to 95.00                                    1                        $409,266               0.36
---------------------------------------------------------------------------------------------------------------
Total                                           291                      $113,068,309            100.00       %
===============================================================================================================


                                        STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                              Number of                    Aggregate           Percent of
                                              Mortgage                 Principal Balance     Mortgage Pool
State                                           Loans                     Outstanding       in Loan Group 2
---------------------------------------------------------------------------------------------------------------
California                                       88                       $34,536,884            30.55        %
Florida                                          41                       $17,918,269            15.85
Georgia                                          25                       $11,666,391            10.32
Maryland                                         12                       $5,140,930              4.55
Minnesota                                         8                       $3,132,435              2.77
New York                                         19                       $5,588,192              4.94
Tennessee                                        23                       $10,041,781             8.88
Texas                                            15                       $5,813,768              5.14
Washington                                        8                       $2,769,971              2.45
Other (less than 2%)                             52                       $16,459,688            14.54
---------------------------------------------------------------------------------------------------------------
Total                                           291                      $113,068,309            100.00       %
===============================================================================================================

                                                    PURPOSE OF MORTGAGE LOANS

                                                  Number of                 Aggregate          Percent of
                                                   Mortgage             Principal Balance    Mortgage Pool
Finance Type                                        Loans                  Outstanding      in Loan Group 2
---------------------------------------------------------------------------------------------------------------
Refinance (rate/term)                                202                   $80,322,729           71.04        %
Refinance (cash-out)                                  89                   $32,745,580           28.96
---------------------------------------------------------------------------------------------------------------
Total                                                291                  $113,068,309          100.00        %
===============================================================================================================


                                                  TYPES OF MORTGAGED PROPERTIES

                                                  Number of                 Aggregate          Percent of
                                                   Mortgage             Principal Balance    Mortgage Pool
Property Type                                       Loans                  Outstanding      in Loan Group 2
---------------------------------------------------------------------------------------------------------------
Single Family Detached Dwelling                      236                   $93,619,261           82.80        %
Planned Unit Development                              43                   $16,424,417           14.53
Low-Rise Condominium                                  6                    $1,895,738             1.68
High-Rise Condominium                                 3                     $721,444              0.64
2-4 Faimly Residence                                  2                     $341,156              0.30
Manufactured Housing (1)                              1                      $66,293              0.06
---------------------------------------------------------------------------------------------------------------
Total                                                291                  $113,068,309           100.00       %
===============================================================================================================

(1) Treated as real property.


                                               OCCUPANCY TYPES

                                                  Number of                 Aggregate          Percent of
                                                   Mortgage             Principal Balance    Mortgage Pool
Occupancy Types                                     Loans                  Outstanding      in Loan Group 2
---------------------------------------------------------------------------------------------------------------
Primary Residence                                    282                  $109,681,985           97.01        %
Investor Property                                     9                    $3,386,324             2.99
---------------------------------------------------------------------------------------------------------------
Total                                                291                  $113,068,309          100.00        %
===============================================================================================================


                                                 REMAINING TERMS TO MATURITY

                                               Number of                   Aggregate           Percent of
Remaining Terms to                              Mortgage               Principal Balance     Mortgage Pool
Maturity (Months)                                Loans                    Outstanding       in Loan Group 2
---------------------------------------------------------------------------------------------------------------
166                                                20                     $7,039,875              6.23        %
165                                               102                     $38,531,651            34.08
164                                                78                     $33,121,902            29.29
163                                                24                     $8,932,718              7.90
162                                                6                      $2,088,466              1.85
161                                                10                     $4,110,483              3.64
160                                                3                      $1,346,274              1.19
159                                                4                      $1,500,465              1.33
158                                                2                      $1,032,197              0.91
157                                                5                      $1,605,849              1.42
156                                                2                       $690,045               0.61
155                                                2                       $947,741               0.84
154                                                3                      $1,124,084              0.99
153                                                1                       $360,030               0.32
152                                                1                       $133,458               0.12
149                                                1                       $740,493               0.65
148                                                2                       $412,909               0.37
147                                                2                       $938,000               0.83
143                                                3                      $1,176,379              1.04
141                                                1                       $443,640               0.39
140                                                1                       $624,771               0.55
139                                                1                       $504,315               0.45
137                                                1                       $408,299               0.36
130                                                2                       $584,463               0.52
117                                                1                       $359,076               0.32
112                                                1                       $563,735               0.50
105                                                5                      $1,714,200              1.52
104                                                2                       $742,043               0.66
102                                                1                        $59,936               0.05
101                                                1                       $366,526               0.32
79                                                 2                       $592,724               0.52
78                                                 1                       $271,563               0.24
---------------------------------------------------------------------------------------------------------------
Total                                             291                    $113,068,309           100.00        %
===============================================================================================================

Summary of Mortgage Loans in Group 3
(As of Reference Date)


Total Number of Loans                                        62
Aggregate Principal Balance                             $25,532,693
Average Principal Balance                                 $411,818             $95,549 to $981,972
Weighted Average Mortgage Rate                             6.297%               5.625% to 7.375%
Net Weighted Average Mortgage Rate                         6.038%               5.366% to 7.116%
Weighted Average Original Term (months)                     360                    360 to 360
Weighted Average Remaining Term (months)                    341                    313 to 344
Weighted Average Combined Loan-to-Value Ratio              69.26%               32.37% to 90.00%


                                                     MORTGAGE RATES

                                                Number of                   Aggregate          Percent of
                                                Mortgage                Principal Balance    Mortgage Loans
Mortgage Rates(%)                                 Loans                    Outstanding      in Loan Group 3
---------------------------------------------------------------------------------------------------------------
5.625                                               2                       $801,091              3.14        %
5.750                                               1                       $344,698              1.35
5.875                                               3                      $1,447,719             5.67
6.000                                               6                      $2,455,004             9.62
6.125                                               6                      $2,270,941             8.89
6.250                                              18                      $8,227,483            32.22
6.375                                               8                      $3,768,113            14.76
6.500                                               4                      $1,893,634             7.42
6.625                                               3                      $1,047,636             4.10
6.750                                               4                      $1,861,603             7.29
6.875                                               4                       $921,524              3.61
7.000                                               1                       $149,780              0.59
7.250                                               1                       $205,893              0.81
7.375                                               1                       $137,573              0.54
---------------------------------------------------------------------------------------------------------------
Total                                              62                      $25,532,693           100.00       %
===============================================================================================================

                                        CURRENT MORTGAGE LOAN PRINCIPAL BALANCES

                                                Number of                   Aggregate          Percent of
Range of Current Mortgage                       Mortgage                Principal Balance    Mortgage Loans
Loan Principal Balances                           Loans                    Outstanding      in Loan Group 3
---------------------------------------------------------------------------------------------------------------
$50,000.01 - $100,000.00                            1                        $95,549              0.37        %
$100,000.01 - $150,000.00                           7                       $908,020              3.56
$150,000.01 - $200,000.00                           1                       $157,358              0.62
$200,000.01 - $250,000.00                           1                       $205,893              0.81
$300,000.01 - $350,000.00                          11                      $3,674,526            14.39
$350,000.01 - $400,000.00                          12                      $4,514,136            17.68
$400,000.01 - $450,000.00                           5                      $2,106,962             8.25
$450,000.01 - $500,000.00                           8                      $3,829,128            15.00
$500,000.01 - $550,000.00                           7                      $3,637,914            14.25
$550,000.01 - $600,000.00                           4                      $2,285,202             8.95
$650,000.01 - $700,000.00                           1                       $692,650              2.71
$700,000.01 - $750,000.00                           1                       $705,808              2.76
$750,000.01 - $1,000,000.00                         3                      $2,719,547            10.65
---------------------------------------------------------------------------------------------------------------
Total                                              62                      $25,532,693           100.00       %
===============================================================================================================


                                        DOCUMENTATION PROGRAM FOR MORTGAGE LOANS

                                                Number of                   Aggregate          Percent of
                                                Mortgage                Principal Balance    Mortgage Loans
Type of Program                                   Loans                    Outstanding      in Loan Group 3
---------------------------------------------------------------------------------------------------------------
Full/Alternative                                   51                      $22,770,568           89.18        %
Reduced                                            11                      $2,762,125            10.82
---------------------------------------------------------------------------------------------------------------
Total                                              62                      $25,532,693           100.00       %
===============================================================================================================

                                             ORIGINAL LOAN-TO-VALUE RATIOS

                                              Number of                    Aggregate           Percent of
Range of Original                              Mortgage                Principal Balance     Mortgage Loans
Loan-to-Value Ratios (%)                        Loans                     Outstanding       in Loan Group 3
---------------------------------------------------------------------------------------------------------------
0.01 to 50.00                                     5                       $2,319,467              9.08        %
50.01 to 55.00                                    2                        $962,459               3.77
55.01 to 60.00                                    8                       $3,628,449             14.21
60.01 to 65.00                                    2                        $850,008               3.33
65.01 to 70.00                                    5                       $2,226,680              8.72
70.01 to 75.00                                    14                      $5,596,008             21.92
75.01 to 80.00                                    24                      $9,686,976             37.94
85.01 to 90.00                                    2                        $262,647               1.03
---------------------------------------------------------------------------------------------------------------
Total                                             62                      $25,532,693            100.00       %
===============================================================================================================


                                       STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                              Number of                    Aggregate           Percent of
                                               Mortgage                Principal Balance     Mortgage Loans
State                                           Loans                     Outstanding       in Loan Group 3
---------------------------------------------------------------------------------------------------------------
Arizona                                           4                       $2,222,161              8.70        %
California                                        22                      $10,201,529            39.95
Connecticut                                       2                       $1,024,458              4.01
Florida                                           6                       $2,090,707              8.19
Georgia                                           2                        $596,082               2.33
Maryland                                          2                        $633,670               2.48
North Carolina                                    3                       $1,127,709              4.42
Oregon                                            4                       $1,491,894              5.84
Pennsylvania                                      4                       $1,559,740              6.11
Texas                                             2                        $940,509               3.68
Virginia                                          3                       $1,369,765              5.36
Washington                                        5                       $1,697,777              6.65
Other (less than 2%)                              3                        $576,693               2.26
---------------------------------------------------------------------------------------------------------------
Total                                             62                      $25,532,693            100.00       %
===============================================================================================================


                                               PURPOSE OF MORTGAGE LOANS

                                              Number of                    Aggregate           Percent of
                                               Mortgage                Principal Balance     Mortgage Loans
Finance Type                                    Loans                     Outstanding       in Loan Group 3
---------------------------------------------------------------------------------------------------------------
Refinance (rate/term)                             44                      $18,815,875            73.69        %
Refinance (cash-out)                              18                      $6,716,818             26.31
---------------------------------------------------------------------------------------------------------------
Total                                             62                      $25,532,693           100.00        %
===============================================================================================================


                                             TYPES OF MORTGAGED PROPERTIES

                                                  Number of                 Aggregate          Percent of
                                                   Mortgage             Principal Balance    Mortgage Loans
Property Type                                       Loans                  Outstanding      in Loan Group 3
---------------------------------------------------------------------------------------------------------------
Single Family Detached Dwelling                       45                   $17,288,426           67.71        %
Planned Unit Development                              16                   $7,669,319            30.04
Low-Rise Condominium                                  1                     $574,948              2.25
---------------------------------------------------------------------------------------------------------------
Total                                                 62                   $25,532,693           100.00       %
===============================================================================================================


                                               OCCUPANCY TYPES

                                                  Number of                 Aggregate          Percent of
                                                   Mortgage             Principal Balance    Mortgage Loans
Occupancy Types                                     Loans                  Outstanding      in Loan Group 3
---------------------------------------------------------------------------------------------------------------
Primary Residence                                     61                   $24,840,043           97.29        %
Investor Property                                     1                     $692,650              2.71
---------------------------------------------------------------------------------------------------------------
Total                                                 62                   $25,532,693           100.00       %
===============================================================================================================


                                                   REMAINING TERMS TO MATURITY

                                                  Number of                 Aggregate          Percent of
Remaining Terms to                                 Mortgage             Principal Balance    Mortgage Loans
Maturity (Months)                                   Loans                  Outstanding      in Loan Group 3
---------------------------------------------------------------------------------------------------------------
344                                                   2                     $662,841              2.60        %
343                                                   45                   $19,896,603           77.93
342                                                   3                     $821,124              3.22
341                                                   1                     $344,698              1.35
339                                                   1                     $137,573              0.54
338                                                   1                     $346,740              1.36
337                                                   1                     $105,734              0.41
336                                                   3                    $1,100,752             4.31
333                                                   1                     $406,610              1.59
331                                                   1                     $580,229              2.27
327                                                   1                     $333,180              1.30
323                                                   1                     $417,566              1.64
313                                                   1                     $379,043              1.48
---------------------------------------------------------------------------------------------------------------
Total                                                 62                   $25,532,693           100.00       %
===============================================================================================================

                                  EXHIBIT 2


       THE                                                                                         Distribution Date:    2/25/04
     BANK OF
       NEW
      YORK
101 Barclay St, 8W
New York, NY 10286

Officer:     Courtney Bartholomew                      Countrywide Home Loans
             212-815-3236                         Mortgage Pass-Through Certificates
Associate:   AnnMarie Cassano                              Series 2002-J5
             212-815-8318


                                            Certificateholder Monthly Distribution Summary
----------------------------------------------------------------------------------------------------------------------------------
                                        Certificate                    Pass
                              Class        Rate        Beginning     Through        Principal        Interest          Total
    Class         Cusip    Description     Type         Balance      Rate (%)     Distribution     Distribution     Distribution
----------------------------------------------------------------------------------------------------------------------------------
     1A1        12669DVW5    Senior     Fix-30/360   10,238,615.71      5.750000      591,747.12       49,060.03      640,807.15
     1A2        12669DVX3    Senior     Fix-30/360    2,270,203.04      8.000000      131,207.79       15,134.69      146,342.47
     1A3        12669DVY1    Senior     Fix-30/360   21,793,949.18      5.000000    1,259,594.76       90,808.12    1,350,402.88
     1A4        12669DVZ8    Senior     Var-30/360    7,167,787.73      1.650000      414,266.72        9,855.71      424,122.43
     1A5        12669DWA2   Strip IO    Var-30/360    7,167,787.73      6.850000            0.00       40,916.12       40,916.12
     1A6        12669DWB0    Senior     Fix-30/360    8,172,182.44      4.750000      188,026.17       32,348.22      220,374.39
     1A7        12669DWC8    Senior     Fix-30/360      291,566.91      4.750000      291,566.91        1,154.12      292,721.03
     1A8        12669DWD6    Senior     Fix-30/360       10,161.85      4.750000       10,161.85           40.22       10,202.08
     1A9        12669DWE4    Senior     Fix-30/360            0.00      4.750000            0.00            0.00            0.00
     1A10       12669DWF1    Senior     Fix-30/360    2,267,850.50      5.750000       42,320.72       10,866.78       53,187.50
     1A11       12669DWG9    Senior     Fix-30/360    5,700,000.00      5.750000            0.00       27,312.50       27,312.50
     1A12       12669DWH7    Senior     Fix-30/360    5,745,000.00      5.750000            0.00       27,528.13       27,528.13
     1A13       12669DWJ3    Senior     Fix-30/360    8,832,149.50      5.750000            0.00            0.00            0.00
     1A14       12669DWK0    Senior     Fix-30/360   10,440,000.00      5.750000            0.00       50,025.00       50,025.00
     1A15       12669DWL8    Senior     Fix-30/360    2,360,000.00      5.750000            0.00       11,308.33       11,308.33
     1A16       12669DWM6    Senior     Fix-30/360   20,556,000.00      5.750000            0.00       98,497.50       98,497.50
     1A17       12669DWN4    Senior     Fix-30/360    2,284,000.00      5.750000            0.00       10,944.17       10,944.17
      1X        12669DWP9   Strip IO    Fix-30/360   92,808,588.53      0.445530            0.00       34,457.52       34,457.52
     2A1        12669DWQ7    Senior     Fix-30/360  109,653,857.94      5.250000    2,120,198.03      479,735.63    2,599,933.66
      2X        12669DWR5   Strip IO    Fix-30/360  106,956,416.26      0.398094            0.00       35,482.24       35,482.24
     3A1        12669DWS3    Senior     Fix-30/360   24,544,409.62      6.000000       27,853.49      122,722.05      150,575.53
      PO                                                857,010.60      0.000000        1,522.05            0.00        1,522.05
     PO-1       12669DWT1   Strip PO    Fix-30/360      397,965.49      0.000000          678.42            0.00          678.42
     PO-2       12669DWT1   Strip PO    Fix-30/360       82,991.10      0.000000          367.35            0.00          367.35
     PO-3       12669DWT1   Strip PO    Fix-30/360      376,054.01      0.000000          476.28            0.00          476.28
      AR        12669DWU8    Senior     Fix-30/360            0.00      0.000000            0.00            0.00            0.00
----------------------------------------------------------------------------------------------------------------------------------
      M         12669DWV6    Junior     Var-30/360    5,408,748.49      5.511801       13,995.69       24,843.29       38,838.98
      B1        12669DWW4    Junior     Var-30/360    1,802,916.16      5.511801        4,665.23        8,281.10       12,946.33
      B2        12669DWX2    Junior     Var-30/360    1,545,633.06      5.511801        3,999.48        7,099.35       11,098.83
      B3        12669DXF0    Junior     Var-30/360      772,816.53      5.511801        1,999.74        3,549.68        5,549.42
      B4        12669DXG8    Junior     Var-30/360      515,533.43      5.511801        1,334.00        2,367.93        3,701.93
      B5        12669DXH6    Junior     Var-30/360      772,787.61      5.511801        1,999.60        3,549.54        5,549.14
----------------------------------------------------------------------------------------------------------------------------------
    Totals                                          254,003,180.30                  5,106,459.35    1,197,887.97    6,304,347.31
----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------
                  Current                   Cumulative
                 Realized        Ending      Realized
    Class         Losses        Balance       Losses
--------------------------------------------------------
     1A1             0.00      9,646,868.59       0.00
     1A2             0.00      2,138,995.25       0.00
     1A3             0.00     20,534,354.42       0.00
     1A4             0.00      6,753,521.01       0.00
     1A5             0.00      6,753,521.01       0.00
     1A6             0.00      7,984,156.27       0.00
     1A7             0.00              0.00       0.00
     1A8             0.00              0.00       0.00
     1A9             0.00              0.00       0.00
     1A10            0.00      2,225,529.79       0.00
     1A11            0.00      5,700,000.00       0.00
     1A12            0.00      5,745,000.00       0.00
     1A13            0.00      8,874,470.21       0.00
     1A14            0.00     10,440,000.00       0.00
     1A15            0.00      2,360,000.00       0.00
     1A16            0.00     20,556,000.00       0.00
     1A17            0.00      2,284,000.00       0.00
      1X             0.00     89,945,895.77       0.00
     2A1             0.00    107,533,659.90       0.00
      2X             0.00    104,850,391.38       0.00
     3A1             0.00     24,516,556.13       0.00
      PO             0.00        855,488.56       0.00
     PO-1            0.00        397,287.07       0.00
     PO-2            0.00         82,623.76       0.00
     PO-3            0.00        375,577.73       0.00
      AR             0.00              0.00       0.00
--------------------------------------------------------
      M              0.00      5,394,752.80       0.00
      B1             0.00      1,798,250.93       0.00
      B2             0.00      1,541,633.58       0.00
      B3             0.00        770,816.79       0.00
      B4             0.00        514,199.44       0.00
      B5             0.00        770,788.02       0.00
--------------------------------------------------------
    Totals           0.00    248,939,041.69       0.00
--------------------------------------------------------

       THE                                                                                  Distribution Date:    2/25/04
     BANK OF
       NEW
      YORK
101 Barclay St, 8W
New York, NY 10286

Officer:     Courtney Bartholomew                   Countrywide Home Loans
             212-815-3236                      Mortgage Pass-Through Certificates
Associate:   AnnMarie Cassano                           Series 2002-J5
             212-815-8318


                                                  Principal Distribution Detail
-------------------------------------------------------------------------------------------------------------------------
                               Original          Beginning        Scheduled                 Unscheduled         Net
                             Certificate        Certificate       Principal     Accretion    Principal       Principal
   Class        Cusip          Balance            Balance       Distribution    Principal   Adjustments     Distribution
-------------------------------------------------------------------------------------------------------------------------
    1A1       12669DVW5       33,825,000.00     10,238,615.71     591,747.12          0.00        0.00       591,747.12
    1A2       12669DVX3        7,500,000.00      2,270,203.04     131,207.79          0.00        0.00       131,207.79
    1A3       12669DVY1       72,000,000.00     21,793,949.18   1,259,594.76          0.00        0.00     1,259,594.76
    1A4       12669DVZ8       23,680,000.00      7,167,787.73     414,266.72          0.00        0.00       414,266.72
    1A5       12669DWA2       23,680,000.00      7,167,787.73           0.00          0.00        0.00             0.00
    1A6       12669DWB0        9,000,000.00      8,172,182.44     188,026.17          0.00        0.00       188,026.17
    1A7       12669DWC8       15,593,000.00        291,566.91     291,566.91          0.00        0.00       291,566.91
    1A8       12669DWD6        3,252,000.00         10,161.85      10,161.85          0.00        0.00        10,161.85
    1A9       12669DWE4          150,000.00              0.00           0.00          0.00        0.00             0.00
   1A10       12669DWF1        2,800,000.00      2,267,850.50      42,320.72          0.00        0.00        42,320.72
   1A11       12669DWG9        5,700,000.00      5,700,000.00           0.00          0.00        0.00             0.00
   1A12       12669DWH7        5,745,000.00      5,745,000.00           0.00          0.00        0.00             0.00
   1A13       12669DWJ3        8,300,000.00      8,832,149.50           0.00     42,320.72        0.00             0.00
   1A14       12669DWK0       10,440,000.00     10,440,000.00           0.00          0.00        0.00             0.00
   1A15       12669DWL8        2,360,000.00      2,360,000.00           0.00          0.00        0.00             0.00
   1A16       12669DWM6       20,556,000.00     20,556,000.00           0.00          0.00        0.00             0.00
   1A17       12669DWN4        2,284,000.00      2,284,000.00           0.00          0.00        0.00             0.00
    1X        12669DWP9      205,489,905.00     92,808,588.53           0.00          0.00        0.00             0.00
    2A1       12669DWQ7      267,340,000.00    109,653,857.94   2,120,198.03          0.00        0.00     2,120,198.03
    2X        12669DWR5      260,635,788.00    106,956,416.26           0.00          0.00        0.00             0.00
    3A1       12669DWS3       29,864,000.00     24,544,409.62      27,853.49          0.00        0.00        27,853.49
    PO                           973,249.59        857,010.60       1,522.05          0.00        0.00         1,522.05
   PO-1       12669DWT1          415,183.55        397,965.49         678.42          0.00        0.00           678.42
   PO-2       12669DWT1          140,018.17         82,991.10         367.35          0.00        0.00           367.35
   PO-3       12669DWT1          418,047.87        376,054.01         476.28          0.00        0.00           476.28
    AR        12669DWU8              100.00              0.00           0.00          0.00        0.00             0.00
-------------------------------------------------------------------------------------------------------------------------
     M        12669DWV6        5,592,000.00      5,408,748.49      13,995.69          0.00        0.00        13,995.69
    B1        12669DWW4        1,864,000.00      1,802,916.16       4,665.23          0.00        0.00         4,665.23
    B2        12669DWX2        1,598,000.00      1,545,633.06       3,999.48          0.00        0.00         3,999.48
    B3        12669DXF0          799,000.00        772,816.53       1,999.74          0.00        0.00         1,999.74
    B4        12669DXG8          533,000.00        515,533.43       1,334.00          0.00        0.00         1,334.00
    B5        12669DXH6          798,969.85        772,787.61       1,999.60          0.00        0.00         1,999.60
-------------------------------------------------------------------------------------------------------------------------
  Totals                     532,547,319.44    254,003,180.30   5,106,459.35     42,320.72        0.00     5,106,459.35
-------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------
                Current          Ending            Ending
               Realized        Certificate       Certificate
   Class        Losses           Balance           Factor
--------------------------------------------------------------
    1A1             0.00      9,646,868.59     0.28519936696
    1A2             0.00      2,138,995.25     0.28519936696
    1A3             0.00     20,534,354.42     0.28519936696
    1A4             0.00      6,753,521.01     0.28519936696
    1A5             0.00      6,753,521.01     0.28519936696
    1A6             0.00      7,984,156.27     0.88712847439
    1A7             0.00              0.00     0.00000000000
    1A8             0.00              0.00     0.00000000000
    1A9             0.00              0.00     0.00000000000
   1A10             0.00      2,225,529.79     0.79483206653
   1A11             0.00      5,700,000.00     1.00000000000
   1A12             0.00      5,745,000.00     1.00000000000
   1A13             0.00      8,874,470.21     1.06921327863
   1A14             0.00     10,440,000.00     1.00000000000
   1A15             0.00      2,360,000.00     1.00000000000
   1A16             0.00     20,556,000.00     1.00000000000
   1A17             0.00      2,284,000.00     1.00000000000
    1X              0.00     89,945,895.77     0.43771442578
    2A1             0.00    107,533,659.90     0.40223557979
    2X              0.00    104,850,391.38     0.40228700818
    3A1             0.00     24,516,556.13     0.82094013303
    PO              0.00        855,488.56     0.87900223004
   PO-1             0.00        397,287.07     0.95689501866
   PO-2             0.00         82,623.76     0.59009310149
   PO-3             0.00        375,577.73     0.89840841893
    AR              0.00              0.00     0.00000000000
--------------------------------------------------------------
     M              0.00      5,394,752.80     0.96472689539
    B1              0.00      1,798,250.93     0.96472689539
    B2              0.00      1,541,633.58     0.96472689539
    B3              0.00        770,816.79     0.96472689539
    B4              0.00        514,199.44     0.96472689539
    B5              0.00        770,788.02     0.96472728740
--------------------------------------------------------------
  Totals            0.00    248,939,041.69
--------------------------------------------------------------

       THE                                                                   Distribution Date:    2/25/04
     BANK OF
       NEW
      YORK
101 Barclay St, 8W
New York, NY 10286

Officer:     Courtney Bartholomew            Countrywide Home Loans
             212-815-3236               Mortgage Pass-Through Certificates
Associate:   AnnMarie Cassano                    Series 2002-J5
             212-815-8318

                                           Interest Distribution Detail
----------------------------------------------------------------------------------------------------------
              Beginning          Pass          Accrued      Cumulative                          Total
             Certificate       Through         Optimal        Unpaid        Deferred           Interest
   Class       Balance         Rate (%)       Interest       Interest       Interest             Due
----------------------------------------------------------------------------------------------------------
    1A1       10,238,615.71        5.750000      49,060.03           0.00           0.00       49,060.03
    1A2        2,270,203.04        8.000000      15,134.69           0.00           0.00       15,134.69
    1A3       21,793,949.18        5.000000      90,808.12           0.00           0.00       90,808.12
    1A4        7,167,787.73        1.650000       9,855.71           0.00           0.00        9,855.71
    1A5        7,167,787.73        6.850000      40,916.12           0.00           0.00       40,916.12
    1A6        8,172,182.44        4.750000      32,348.22           0.00           0.00       32,348.22
    1A7          291,566.91        4.750000       1,154.12           0.00           0.00        1,154.12
    1A8           10,161.85        4.750000          40.22           0.00           0.00           40.22
    1A9                0.00        4.750000           0.00           0.00           0.00            0.00
   1A10        2,267,850.50        5.750000      10,866.78           0.00           0.00       10,866.78
   1A11        5,700,000.00        5.750000      27,312.50           0.00           0.00       27,312.50
   1A12        5,745,000.00        5.750000      27,528.13           0.00           0.00       27,528.13
   1A13        8,832,149.50        5.750000           0.00           0.00      42,320.72       42,320.72
   1A14       10,440,000.00        5.750000      50,025.00           0.00           0.00       50,025.00
   1A15        2,360,000.00        5.750000      11,308.33           0.00           0.00       11,308.33
   1A16       20,556,000.00        5.750000      98,497.50           0.00           0.00       98,497.50
   1A17        2,284,000.00        5.750000      10,944.17           0.00           0.00       10,944.17
    1X        92,808,588.53        0.445530      34,457.52           0.00           0.00       34,457.52
    2A1      109,653,857.94        5.250000     479,735.63           0.00           0.00      479,735.63
    2X       106,956,416.26        0.398094      35,482.24           0.00           0.00       35,482.24
    3A1       24,544,409.62        6.000000     122,722.05           0.00           0.00      122,722.05
    PO           857,010.60        0.000000           0.00           0.00           0.00            0.00
   PO-1          397,965.49        0.000000           0.00           0.00           0.00            0.00
   PO-2           82,991.10        0.000000           0.00           0.00           0.00            0.00
   PO-3          376,054.01        0.000000           0.00           0.00           0.00            0.00
    AR                 0.00        0.000000           0.00           0.00           0.00            0.00
----------------------------------------------------------------------------------------------------------
     M         5,408,748.49        5.511801      24,843.29           0.00           0.00       24,843.29
    B1         1,802,916.16        5.511801       8,281.10           0.00           0.00        8,281.10
    B2         1,545,633.06        5.511801       7,099.35           0.00           0.00        7,099.35
    B3           772,816.53        5.511801       3,549.68           0.00           0.00        3,549.68
    B4           515,533.43        5.511801       2,367.93           0.00           0.00        2,367.93
    B5           772,787.61        5.511801       3,549.54           0.00           0.00        3,549.54
----------------------------------------------------------------------------------------------------------
  Totals     254,003,180.30                   1,197,887.97           0.00      42,320.72    1,240,208.69
----------------------------------------------------------------------------------------------------------


------------------------------------------------------
                Net       Unscheduled
            Prepayment     Interest       Interest
   Class   Int Shortfall  Adjustment        Paid
------------------------------------------------------
    1A1           0.00           0.00      49,060.03
    1A2           0.00           0.00      15,134.69
    1A3           0.00           0.00      90,808.12
    1A4           0.00           0.00       9,855.71
    1A5           0.00           0.00      40,916.12
    1A6           0.00           0.00      32,348.22
    1A7           0.00           0.00       1,154.12
    1A8           0.00           0.00          40.22
    1A9           0.00           0.00           0.00
   1A10           0.00           0.00      10,866.78
   1A11           0.00           0.00      27,312.50
   1A12           0.00           0.00      27,528.13
   1A13           0.00           0.00           0.00
   1A14           0.00           0.00      50,025.00
   1A15           0.00           0.00      11,308.33
   1A16           0.00           0.00      98,497.50
   1A17           0.00           0.00      10,944.17
    1X            0.00           0.00      34,457.52
    2A1           0.00           0.00     479,735.63
    2X            0.00           0.00      35,482.24
    3A1           0.00           0.00     122,722.05
    PO            0.00           0.00           0.00
   PO-1           0.00           0.00           0.00
   PO-2           0.00           0.00           0.00
   PO-3           0.00           0.00           0.00
    AR            0.00           0.00           0.00
------------------------------------------------------
     M            0.00           0.00      24,843.29
    B1            0.00           0.00       8,281.10
    B2            0.00           0.00       7,099.35
    B3            0.00           0.00       3,549.68
    B4            0.00           0.00       2,367.93
    B5            0.00           0.00       3,549.54
------------------------------------------------------
  Totals          0.00           0.00   1,197,887.97
------------------------------------------------------

       THE                                                                        Distribution Date:    2/25/04
     BANK OF
       NEW
      YORK
101 Barclay St, 8W
New York, NY 10286

Officer:     Courtney Bartholomew                 Countrywide Home Loans
             212-815-3236                   Mortgage Pass-Through Certificates
Associate:   AnnMarie Cassano                          Series 2002-J5
             212-815-8318

                                               Current Payment Information
                                                     Factors per $1,000
--------------------------------------------------------------------------------------------------------------
                                    Original        Beginning Cert.
                                  Certificate          Notional            Principal            Interest
     Class          Cusip           Balance            Balance           Distribution         Distribution
--------------------------------------------------------------------------------------------------------------
      1A1         12669DVW5         33,825,000.00      302.693738579          17.494371614       1.450407497
      1A2         12669DVX3          7,500,000.00      302.693738579          17.494371614       2.017958257
      1A3         12669DVY1         72,000,000.00      302.693738579          17.494371614       1.261223911
      1A4         12669DVZ8         23,680,000.00      302.693738579          17.494371614       0.416203891
      1A5         12669DWA2         23,680,000.00      302.693738579           0.000000000       1.727876758
      1A6         12669DWB0          9,000,000.00      908.020271111          20.891796725       3.594246906
      1A7         12669DWC8         15,593,000.00       18.698577035          18.698577035       0.074015201
      1A8         12669DWD6          3,252,000.00        3.124800466           3.124800466       0.012369002
      1A9         12669DWE4            150,000.00        0.000000000           0.000000000       0.000000000
     1A10         12669DWF1          2,800,000.00      809.946608075          15.114541549       3.880994164
     1A11         12669DWG9          5,700,000.00    1,000.000000000           0.000000000       4.791666667
     1A12         12669DWH7          5,745,000.00    1,000.000000000           0.000000000       4.791666667
     1A13         12669DWJ3          8,300,000.00    1,064.114397140           0.000000000       0.000000000
     1A14         12669DWK0         10,440,000.00    1,000.000000000           0.000000000       4.791666667
     1A15         12669DWL8          2,360,000.00    1,000.000000000           0.000000000       4.791666667
     1A16         12669DWM6         20,556,000.00    1,000.000000000           0.000000000       4.791666667
     1A17         12669DWN4          2,284,000.00    1,000.000000000           0.000000000       4.791666667
      1X          12669DWP9        205,489,905.00      451.645488522           0.000000000       0.167684726
      2A1         12669DWQ7        267,340,000.00      410.166297361           7.930717568       1.794477551
      2X          12669DWR5        260,635,788.00      410.367344718           0.000000000       0.136137265
      3A1         12669DWS3         29,864,000.00      821.872810688           0.932677655       4.109364053
      PO                               973,249.59      880.566104323           1.563884553       0.000000000
     PO-1         12669DWT1            415,183.55      958.529033779           1.634015120       0.000000000
     PO-2         12669DWT1            140,018.17      592.716656798           2.623555310       0.000000000
     PO-3         12669DWT1            418,047.87      899.547712865           1.139293940       0.000000000
      AR          12669DWU8                100.00        0.000000000           0.000000000       0.000000000
--------------------------------------------------------------------------------------------------------------
       M          12669DWV6          5,592,000.00      967.229700684           2.502805292       4.442648099
      B1          12669DWW4          1,864,000.00      967.229700684           2.502805292       4.442648099
      B2          12669DWX2          1,598,000.00      967.229700684           2.502805292       4.442648099
      B3          12669DXF0            799,000.00      967.229700684           2.502805292       4.442648099
      B4          12669DXG8            533,000.00      967.229700684           2.502805292       4.442648099
      B5          12669DXH6            798,969.85      967.230006759           2.502719360       4.442649505
--------------------------------------------------------------------------------------------------------------
    Totals                         532,547,319.44      476.958893657           9.588742941       2.249354989
--------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------
                      Ending Cert.               Pass
                       Notional                Through
     Class             Balance                 Rate (%)
---------------------------------------------------------------
      1A1                285.199366965              5.750000
      1A2                285.199366965              8.000000
      1A3                285.199366965              5.000000
      1A4                285.199366965              1.650000
      1A5                285.199366965              6.850000
      1A6                887.128474386              4.750000
      1A7                  0.000000000              4.750000
      1A8                  0.000000000              4.750000
      1A9                  0.000000000              4.750000
     1A10                794.832066526              5.750000
     1A11              1,000.000000000              5.750000
     1A12              1,000.000000000              5.750000
     1A13              1,069.213278626              5.750000
     1A14              1,000.000000000              5.750000
     1A15              1,000.000000000              5.750000
     1A16              1,000.000000000              5.750000
     1A17              1,000.000000000              5.750000
      1X                 437.714425777              0.445530
      2A1                402.235579793              5.250000
      2X                 402.287008183              0.398094
      3A1                820.940133032              6.000000
      PO                 879.002230045              0.000000
     PO-1                956.895018659              0.000000
     PO-2                590.093101488              0.000000
     PO-3                898.408418925              0.000000
      AR                   0.000000000              0.000000
---------------------------------------------------------------
       M                 964.726895392              5.511801
      B1                 964.726895392              5.511801
      B2                 964.726895392              5.511801
      B3                 964.726895392              5.511801
      B4                 964.726895392              5.511801
      B5                 964.727287399              5.511801
---------------------------------------------------------------
    Totals               467.449619222
---------------------------------------------------------------

       THE
     BANK OF
       NEW
      YORK
101 Barclay St, 8W
New York, NY 10286

Officer:     Courtney Bartholomew                      Countrywide Home Loans
             212-815-3236                         Mortgage Pass-Through Certificates
Associate:   AnnMarie Cassano                              Series 2002-J5
             212-815-8318


Pool Level Data
Distribution Date                                                                                                        2/25/04
Cut-off Date                                                                                                            12/ 1/02
Determination Date                                                                                                       2/ 1/04
Accrual Period 30/360                       Begin                                                                        1/ 1/04
                                            End                                                                          2/ 1/04
Number of Days in 30/360 Accrual Period                                                                                       30


-------------------------------------------------------------------
                        Collateral Information
-------------------------------------------------------------------
Group 1
-------
Cut-Off Date Balance                                                                                              228,397,515.30

Beginning Aggregate Pool Stated Principal                                                                         113,230,141.14
Balance
Ending Aggregate Pool Stated Principal                                                                            110,338,039.42
Balance

Beginning Aggregate Loan Count                                                                                               251
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                7
Ending Aggregate Loan Count                                                                                                  244

Beginning Weighted Average Loan Rate (WAC)                                                                             6.353968%
Ending Weighted Average Loan Rate (WAC)                                                                                6.342560%

Beginning Net Weighted Average Loan Rate                                                                               6.094968%
Ending Net Weighted Average Loan Rate                                                                                  6.083560%

Weighted Average Maturity (WAM) (Months)                                                                                     346

Servicer Advances                                                                                                           0.00

Aggregate Pool Prepayment                                                                                           2,775,224.78
Pool Prepayment Rate                                                                                                 25.7766 CPR


Group 2
-------
Cut-Off Date Balance                                                                                              273,217,887.61

Beginning Aggregate Pool Stated Principal                                                                         115,211,341.94
Balance
Ending Aggregate Pool Stated Principal                                                                            113,068,309.18
Balance

Beginning Aggregate Loan Count                                                                                               295
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                4
Ending Aggregate Loan Count                                                                                                  291

Beginning Weighted Average Loan Rate (WAC)                                                                             5.874789%
Ending Weighted Average Loan Rate (WAC)                                                                                5.873621%

       THE
     BANK OF
       NEW
      YORK
101 Barclay St, 8W
New York, NY 10286

Officer:     Courtney Bartholomew                      Countrywide Home Loans
             212-815-3236                         Mortgage Pass-Through Certificates
Associate:   AnnMarie Cassano                              Series 2002-J5
             212-815-8318


Group 2
-------
Beginning Net Weighted Average Loan Rate                                                                               5.615789%
Ending Net Weighted Average Loan Rate                                                                                  5.614621%

Weighted Average Maturity (WAM) (Months)                                                                                     346

Servicer Advances                                                                                                           0.00

Aggregate Pool Prepayment                                                                                           1,670,199.76
Pool Prepayment Rate                                                                                                 16.1351 CPR


Group 3
-------
Cut-Off Date Balance                                                                                               30,931,916.53

Beginning Aggregate Pool Stated Principal Balance                                                                  25,561,696.97
Ending Aggregate Pool Stated Principal Balance                                                                     25,532,692.77

Beginning Aggregate Loan Count                                                                                                62
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                0
Ending Aggregate Loan Count                                                                                                   62

Beginning Weighted Average Loan Rate (WAC)                                                                             6.297107%
Ending Weighted Average Loan Rate (WAC)                                                                                6.297135%

Beginning Net Weighted Average Loan Rate                                                                               5.911730%
Ending Net Weighted Average Loan Rate                                                                                  5.911742%

Weighted Average Maturity (WAM) (Months)                                                                                     346

Servicer Advances                                                                                                           0.00

Aggregate Pool Prepayment                                                                                               2,086.76
Pool Prepayment Rate                                                                                                  0.0980 CPR



----------------------------------------------------
                Certificate Information
----------------------------------------------------
Group 1
-------
Senior Percentage                                                                                                 95.8321207844%
Senior Prepayment Percentage                                                                                     100.0000000000%

Subordinate Percentage                                                                                             4.1678792156%
Subordinate Prepayment Percentage                                                                                  0.0000000000%

       THE
     BANK OF
       NEW
      YORK
101 Barclay St, 8W
New York, NY 10286

Officer:     Courtney Bartholomew                      Countrywide Home Loans
             212-815-3236                         Mortgage Pass-Through Certificates
Associate:   AnnMarie Cassano                              Series 2002-J5
             212-815-8318


Group 2
-------
Senior Percentage                                                                                                 95.2448785538%
Senior Prepayment Percentage                                                                                     100.0000000000%

Subordinate Percentage                                                                                             4.7551214462%
Subordinate Prepayment Percentage                                                                                  0.0000000000%


Certificate Account

Beginning Balance                                                                                                           0.00

Deposit
Payments of Interest and Principal                                                                                  6,357,927.34
Liquidation Proceeds                                                                                                        0.00
All Other Proceeds                                                                                                          0.00
Other Amounts                                                                                                               0.00
                                                                                                                    -------------
Total Deposits                                                                                                      6,357,927.34


Withdrawals
Reimbursement of Servicer Advances                                                                                          0.00
Payment of Master Servicer Fees                                                                                        50,888.03
Payment of Sub Servicer Fees                                                                                            2,692.00
Payment of Other Fees                                                                                                   2,692.00
Payment of Insurance Premium(s)                                                                                             0.00
Payment of Personal Mortgage Insurance                                                                                      0.00
Other Permitted Withdrawal per the Pooling and Service                                                                      0.00
Agreement
Payment of Principal and Interest                                                                                   6,304,347.30
                                                                                                                    ------------
Total Withdrawals                                                                                                   6,360,619.34

Ending Balance                                                                                                              0.00


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                               2,029.30
Compensation for Gross PPIS from Servicing Fees                                                                         2,029.30
Other Gross PPIS Compensation                                                                                               0.00
                                                                                                                        --------
Total Net PPIS (Non-Supported PPIS)                                                                                         0.00


Master Servicing Fees Paid                                                                                             50,888.03
Insurance Premium(s) Paid                                                                                                   0.00
Personal Mortgage Insurance Fees Paid                                                                                       0.00

       THE
     BANK OF
       NEW
      YORK
101 Barclay St, 8W
New York, NY 10286

Officer:     Courtney Bartholomew                      Countrywide Home Loans
             212-815-3236                         Mortgage Pass-Through Certificates
Associate:   AnnMarie Cassano                              Series 2002-J5
             212-815-8318


Other Fees Paid                                                                                                          2,692.00
                                                                                                                        ---------
Total Fees                                                                                                              53,580.04


-------------------------------------------------
             Delinquency Information
-------------------------------------------------
Group 1
-------


Delinquency                                                     30-59 Days      60-89 Days            90+ Days             Totals
-----------                                                     ----------      ----------            --------             ------
Scheduled Principal Balance                                           0.00            0.00                0.00               0.00
Percentage of Total Pool Balance                                 0.000000%       0.000000%           0.000000%          0.000000%
Number of Loans                                                          0               0                   0                  0
Percentage of Total Loans                                        0.000000%       0.000000%           0.000000%          0.000000%

Foreclosure
-----------
Scheduled Principal Balance                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%
Number of Loans                                                                                                                 0
Percentage of Total Loans                                                                                               0.000000%

Bankruptcy
----------
Scheduled Principal Balance                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%
Number of Loans                                                                                                                 0
Percentage of Total Loans                                                                                               0.000000%

REO
---
Scheduled Principal Balance                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%
Number of Loans                                                                                                                 0
Percentage of Total Loans                                                                                               0.000000%

Book Value of all REO Loans                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%

Current Realized Losses                                                                                                      0.00
Additional Gains (Recoveries)/Losses                                                                                         0.00
Total Realized Losses                                                                                                        0.00

Group 2
-------

       THE
     BANK OF
       NEW
      YORK
101 Barclay St, 8W
New York, NY 10286

Officer:     Courtney Bartholomew                      Countrywide Home Loans
             212-815-3236                         Mortgage Pass-Through Certificates
Associate:   AnnMarie Cassano                              Series 2002-J5
             212-815-8318



Delinquency                                                     30-59 Days      60-89 Days            90+ Days             Totals
-----------                                                     ----------      ----------            --------             ------
Scheduled Principal Balance                                           0.00            0.00                0.00               0.00
Percentage of Total Pool Balance                                 0.000000%       0.000000%           0.000000%          0.000000%
Number of Loans                                                          0               0                   0                  0
Percentage of Total Loans                                        0.000000%       0.000000%           0.000000%          0.000000%

Foreclosure
-----------
Scheduled Principal Balance                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%
Number of Loans                                                                                                                 0
Percentage of Total Loans                                                                                               0.000000%

Bankruptcy
----------
Scheduled Principal Balance                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%
Number of Loans                                                                                                                 0
Percentage of Total Loans                                                                                               0.000000%

REO
---
Scheduled Principal Balance                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%
Number of Loans                                                                                                                 0
Percentage of Total Loans                                                                                               0.000000%

Book Value of all REO Loans                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%

Current Realized Losses                                                                                                      0.00
Additional Gains (Recoveries)/Losses                                                                                         0.00
Total Realized Losses                                                                                                        0.00

Group 3
-------

Delinquency                                                     30-59 Days      60-89 Days            90+ Days             Totals
-----------                                                     ----------      ----------            --------             ------
Scheduled Principal Balance                                           0.00            0.00                0.00               0.00
Percentage of Total Pool Balance                                 0.000000%       0.000000%           0.000000%          0.000000%
Number of Loans                                                          0               0                   0                  0
Percentage of Total Loans                                        0.000000%       0.000000%           0.000000%          0.000000%

Foreclosure
-----------
Scheduled Principal Balance                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%
Number of Loans                                                                                                                 0
Percentage of Total Loans                                                                                               0.000000%


       THE
     BANK OF
       NEW
      YORK
101 Barclay St, 8W
New York, NY 10286

Officer:     Courtney Bartholomew                      Countrywide Home Loans
             212-815-3236                         Mortgage Pass-Through Certificates
Associate:   AnnMarie Cassano                              Series 2002-J5
             212-815-8318


Bankruptcy
----------
Scheduled Principal Balance                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%
Number of Loans                                                                                                                 0
Percentage of Total Loans                                                                                               0.000000%

REO
---
Scheduled Principal Balance                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%
Number of Loans                                                                                                                 0
Percentage of Total Loans                                                                                               0.000000%

Book Value of all REO Loans                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%

Current Realized Losses                                                                                                      0.00
Additional Gains (Recoveries)/Losses                                                                                         0.00
Total Realized Losses                                                                                                        0.00


------------------------------------------------------------
        Subordination/Credit Enhancement Information
------------------------------------------------------------

Protection                                                                                            Original            Current
----------                                                                                            --------            -------
Bankruptcy Loss                                                                                      99,999.99          99,999.99
Bankruptcy Percentage                                                                                0.018778%          0.040170%
Credit/Fraud Loss                                                                                10,650,946.00       2,688,639.30
Credit/Fraud Loss Percentage                                                                         2.000000%          1.080039%
Special Hazard Loss                                                                               6,051,729.00       2,662,234.88
Special Hazard Loss Percentage                                                                       1.136374%          1.069432%

Credit Support                                                                                        Original            Current
--------------                                                                                        --------            -------
Class A                                                                                         521,362,349.59     238,148,600.13
Class A Percentage                                                                                  97.899723%         95.665428%

Class M                                                                                           5,592,000.00       5,394,752.80
Class M Percentage                                                                                   1.050048%          2.167098%

Class B1                                                                                          1,864,000.00       1,798,250.93
Class B1 Percentage                                                                                  0.350016%          0.722366%

Class B2                                                                                          1,598,000.00       1,541,633.58
Class B2 Percentage                                                                                  0.300067%          0.619282%

Class B3                                                                                            799,000.00         770,816.79

       THE
     BANK OF
       NEW
      YORK
101 Barclay St, 8W
New York, NY 10286

Officer:     Courtney Bartholomew                      Countrywide Home Loans
             212-815-3236                         Mortgage Pass-Through Certificates
Associate:   AnnMarie Cassano                              Series 2002-J5
             212-815-8318



Credit Support                                                                                        Original            Current
--------------                                                                                        --------            -------
Class B3 Percentage                                                                                  0.150034%          0.309641%

Class B4                                                                                            533,000.00         514,199.44
Class B4 Percentage                                                                                  0.100085%          0.206556%

Class B5                                                                                            798,969.85         770,788.02
Class B5 Percentage                                                                                  0.150028%          0.309629%


                                                                 Page 7